SUB-ITEM 77Q1(e)
SUB-INVESTMENT ADVISORY AGREEMENT
October 9, 2002


Credit Suisse Asset Management (Australia) Limited
Level 32, Gateway Building
1 Macquarie Place
SYDNEY  NSW  2000


Dear Sir/Madam:
            The Indonesia Fund, Inc. (the "Fund"), a corporation
            organized and existing under the laws of the State of
             Maryland, and Credit Suisse Asset Management, LLC, as
              investment adviser to the Fund ("CSAM"), herewith
               confirms their agreement with Credit Suisse Asset
                Management (Australia) Limited (the "Sub-Adviser"),
                 a company registered under the laws of the State
                  of Victoria, Australia, as follows:
      1.	Investment Description; Appointment
            The Fund desires to employ the capital of the Fund by
             investing and reinvesting in securities of the kind
              and in accordance with the limitations specified in
               the Fund's Articles of Incorporation, as may be
                amended from time to time (the "Articles of
                 Incorporation"), and in the Fund's Registration
                  Statement, as from time to time in effect (the
                   ?Registration Statement?) and in such manner
                    and to such extent as may from time to time
                     be approved by the Board of Directors of the
                      Fund.  Copies of the Registration Statement
                       and Articles of Incorporation have been or
                        will be submitted to the Sub-Adviser.  The
                         Fund agrees to promptly provide the
                          Sub-Adviser with copies of all amendments
                           to the Registration Statement on an
                            on-going basis.  The Fund employs CSAM
                             as its investment adviser.  CSAM
                              desires to employ and hereby appoints
                               the Sub-Adviser to act as its
                                sub-investment adviser upon the
                                 terms set forth in this Agreement.
                                   The Sub-Adviser accepts the
                                    appointment and agrees to
                                     furnish the services set

 forth below for the compensation provided for herein.



      2.	Services as Sub-Investment Adviser

            2.1	Subject to the supervision and direction of CSAM,
            the Sub-Adviser will provide investment advisory and
             portfolio management advice to all or that portion
              of the Fund?s assets designated by CSAM from time
               to time (the ?Assets?) in accordance with (a) the
                Articles of Incorporation, (b) the Investment
                 Company Act of 1940, as amended (the "1940 Act"),
                  and the Investment Advisers Act of 1940, as
                   amended (the "Advisers Act"), and all applicable
                    Rules and Regulations of the Securities and
                     Exchange Commission (the "SEC") and all other
                      applicable laws and regulations, and (c) the
                       Fund's investment objective and policies as
                        stated in the Registration Statement and
                         investment parameters provided by CSAM
                          from time to time.  In connection
                           therewith, the Sub-Adviser will:

            (i) manage the Assets or furnish recommendations to
             manage the Assets in accordance with the Fund?s investment objective and policies;
            (ii)  make investment decisions or recommendations
             with respect to the Assets;
            (iii)  if requested by CSAM will place purchase and
             sale orders for securities on behalf of the Fund with
              respect to the Assets;

            (iv)  exercise voting rights with respect to the
             Assets if requested by CSAM; and

            (v) furnish CSAM and the Fund's Board of Directors
             with such periodic and special reports as the Fund
              or CSAM may reasonably request.

In providing those services, the Sub-Adviser will, if requested by CSAM, provide investment research and supervision of the
  Assets and conduct a continued program of investment, evaluation and, if appropriate, sale and reinvestment of the Assets.

            2.2	In connection with the performance of the
            services of the Sub-Adviser provided for herein,
             the Sub-Adviser may contract at its own expense
              with third parties for the acquisition of
               research, clerical services and other administrative
                services that would not require such parties to
                 be required to register as an investment adviser
                  under the Advisers Act; provided that the Sub-Adviser shall remain liable for the performance of its duties hereunder.

      3.	Execution of Transactions

            3.1	In executing transactions for the Assets,
             selecting brokers or dealers and negotiating any brokerage commission rates, the Sub-Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio
                transaction, the Sub-Adviser will consider
                all factors it deems relevant including, but
                 not limited to, the breadth of the market in
                  the security, the price of the security, the
                   financial condition and execution capability
                    of the broker or dealer and the reasonableness
                     of any commission for the specific transaction
                      and for transactions executed through the
                       broker or dealer in the aggregate.  In
                       selecting brokers or dealers to execute
                        a particular transaction and in evaluating
                         the best overall terms available, to the
                          extent that the execution and price
                          offered by more than one broker or
                           dealer are comparable the Sub-Adviser
                            may consider any brokerage and research
                             services (as those terms are defined
                              in Section 28(e) of the Secur
ities Exchange Act of 1934) provided to the Sub-Adviser or to CSAM for use on behalf of the Fund or other clients of the Sub-Adviser or CSAM.

            3.2	It is understood that the services of the
            Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment
              companies or from engaging in other activities, provided that those activities do not adversely affect the ability of the Sub-Adviser to perform
               its services under this Agreement.  The Fund and
                CSAM further understand and acknowledge that the
                 persons employed by the Sub-Adviser to assist in
                 the performance of its duties under this Agreement
                  will not devote their full time to that service.
                    Nothing contained in this Agreement will be
                    deemed to limit or restrict the right of the
                     Sub-Adviser or any affiliate of the
                     Sub-Adviser to engage in and devote time
                      and attention to other businesses or to
                       render services of whatever kind or
                        nature, provided that doing so does not
                         adversely affect the ability of the
                         Sub-Adviser to perform its services
                         under this Agreement.

            3.3	On occasions when the Sub-Adviser deems the
             purchase or sale of a security to be in the best
              interest of the Fund as well as of other investment
               advisory clients of the Sub-Adviser, the Sub-Adviser
                may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients.
                  In such event, allocation of the securities
                   so purchased or sold, as well as the expenses
                    incurred in the transaction, will be made by
                     the Sub-Adviser in a manner that is fair and
                      equitable, in the judgment of the
                       Sub-Adviser, in the exercise of its
                        fiduciary obligations to the Fund and
                         to such other clients.  The Sub-Adviser
                          shall provide to CSAM and the Fund all
                           information reasonably requested by CSAM
                            and the Fund relating to the decisions
                             made by the Sub-Adviser regarding
                              allocation of securities purchased
                              or sold, as well as the expenses
                              incurred in a transaction, among
                              the Fund and the Sub-Adviser's other
                               invest
ment advisory clients.

            3.4	In connection with the purchase and sale of
             securities for the Fund, the Sub-Adviser will
              provide such information as may be reasonably
               necessary to enable the custodian and
                co-administrators to perform their administrative and recordkeeping responsibilities with respect to the Fund.

      4.	Disclosure Regarding the Sub-Adviser

            4.1	The Sub-Adviser has reviewed the disclosure
             about the Sub-Adviser contained in the Fund?s
              proxy statement used in seeking shareholder
               approval for this Agreement and represents
                and warrants that, with respect to such disclosure
                 about the Sub-Adviser or information related,
                  directly or indirectly, to the Sub-Adviser, such proxy statement contains, as of the date hereof, no untrue statement of any material
                   fact and does not omit any statement of a
                    material fact which is required to be
                    stated therein or necessary to make the
                     statements contained therein not misleading.

            4.2	The Sub-Adviser agrees to notify CSAM and the Fund
             promptly of (i) any statement about the Sub-Adviser contained in the Registration Statement that becomes untrue in any material respect, (ii) any omission of
               a material fact about the Sub-Adviser in the Registration Statement which is required to be stated therein or necessary to make the statements
                 contained therein not misleading, or (iii) any
                  reorganization or change in the Sub-Adviser,
                  including any change in its ownership or key employees .

            (c)	Prior to the Fund or CSAM or any affiliated
             person (as defined in the 1940 Act, an "Affiliate")
              of either using or distributing sales literature or other promotional material referring to the
               Sub-Adviser ("Promotional Material"), the Fund or CSAM, where applicable, shall forward such material to the Sub-Adviser and shall allow the
                 Sub-Adviser reasonable time to review the
                  material.  The Sub-Adviser will not act
                  unreasonably in its review of Promotional
                   Material and the Fund or CSAM, where applicable,
                    will use all reasonable efforts to ensure that
                     all Promotional Material used or distributed
                      by or on behalf of the Fund or CSAM will
                       comply with the requirements of the Advisers
                        Act, the 1940 Act and the rules and
                         regulations promulgated thereunder.

            4.4	The Sub-Adviser has supplied CSAM and the Fund
             copies of its Form ADV with all exhibits and attachments thereto and will hereinafter supply
              CSAM and the Fund, promptly upon preparation
               thereof, copies of all amendments or restatements
                of such document.

5.	Representations and Warranties

            5.1	The Sub-Adviser represents and warrants that:

            (a)	it is a duly registered investment adviser under
             the Advisers Act, a duly registered investment
              adviser in any and all states of the United States
               in which the Sub-Adviser is required to be so
                registered and has obtained all necessary licenses
                 and approvals in order to perform the services
                  provided in this Agreement.  The Sub-Adviser
                   covenants to maintain all necessary
                    registrations, licenses and approvals in
                     effect during the term of this Agreement.

            (b)	it has read and understands the Registration
             Statement and warrants that in investing the Fund's
              assets it will use all reasonable efforts to adhere
               to the Fund's investment objectives, policies and
                restrictions contained therein.

            (c)	it has adopted a written Code of Ethics in
             compliance with Rule 17j-1 under the 1940 Act
              and will provide the Fund with any amendments to
               such Code.

            5.2	The Fund represents and warrants that:

            (a)	it has full power to enter into the terms of
             this Agreement and to enter into transactions
              contemplated by this Agreement and that its
               entry into the Agreement nor the exercise by
                the Fund of its discretions or powers under this Agreement will result in any default under any contract or other agreement or instrument to which the Fund is a party, or any statute or rule, regulation or order of any governmental
                   agency or body applicable to the Fund.

            (b)	information which has been provided to the
             Sub-Adviser in relation to the Fund?s status, residence and domicile for taxation purposes is complete and correct, and the Fund agrees to provide any further information properly required by any competent authority.

            (c)	it will notify the Sub-Adviser promptly if there
             is any material change in any of the above information
              and will provide such other relevant information as the Sub-Adviser may reasonably request in order to fulfill its regulatory and contractual obligations.
                 The Fund acknowledges that a failure to provide such information may adversely affect the quality of the services that the Sub-Adviser may provide.

            5.3	CSAM represents and warrants that:

            	it has full power to enter into the terms of
                 this Agreement and to enter into transactions
                  contemplated by this Agreement and that neither
                   its entry into the Agreement nor the exercise
                   by CSAM of its discretions or powers under this
                    Agreement will result in any default under any
                     contract or other agreement or instrument to
                      which CSAM is a party, or any statute or rule,
                       regulation or order of any governmental
                       agency or body applicable to CSAM.

      6.	Compliance

            6.1	The Sub-Adviser agrees that it shall promptly
            notify CSAM and the Fund (i) in the event that the
             SEC or any other regulatory authority has censured
              its activities, functions or operations; suspended
               or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) in the event that there is a change
                 in the Sub-Adviser, financial or otherwise, that
                  adversely affects its ability to perform services
                   under this Agreement or (iii) upon having a
                    reasonable basis for believing that, as a result of the Sub-Adviser's investing the Fund's assets, the Fund's investment portfolio has ceased to adhere to the Fund's investment
                      objectives, policies and restrictions as stated in the Registration Statement or is otherwise in violation of applicable law.

            6.2	CSAM agrees that it shall promptly notify the
            Sub-Adviser in the event that the SEC has censured
             CSAM or the Fund; placed limitations upon any of their activities, functions or operations; suspended or revoked CSAM's registration as an investment
               adviser; or has commenced proceedings or an investigation that may result in any of these actions.

            6.3	The Fund and CSAM shall be given access to the
            records with respect to the Fund of the Sub-Adviser
             at reasonable times solely for the purpose of
              monitoring compliance with the terms of this Agreement and the rules and regulations applicable to the Sub-Adviser relating to its providing investment advisory services to the Fund, including without limitation records relating to trading by
                 employees of the Sub-Adviser for their own
                  accounts and on behalf of other clients, provided
                   that such access does not constitute a breach
                    of any obligation of client confidentiality
                     held by the Sub-Adviser.  The Sub-Adviser
                      agrees to cooperate with the Fund and CSAM
                       and their representatives in connection
                       with any such monitoring efforts.

      7.	Books and Records

            7.1	In compliance with the requirements of Rule 31a-3
            under the 1940 Act, the Sub-Adviser hereby agrees that
             all records which it maintains for the Fund are the
              property of the Fund and further agrees to surrender
               promptly to the Fund any of such upon request.
               The Sub-Adviser further agrees to preserve for the
                periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule
                 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers
                  Act for the period specified therein.

            7.2	The Sub-Adviser hereby agrees to furnish to
             regulatory authorities  having the requisite authority
              any information or reports in connection with services
               that the Sub-Adviser renders pursuant to this
                Agreement which may be requested in order to
                 ascertain whether the operations of the Fund
                  are being conducted in a manner consistent with
                   applicable laws and regulations.

8.	Provision of Information; Proprietary and Confidential
 Information

            8.1	CSAM agrees that it will furnish to the
            Sub-Adviser information related to or concerning
             the Fund that the Sub-Adviser may reasonably request.

            8.2	The Sub-Adviser agrees on behalf of itself and
            its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, CSAM and prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except, where practicable,
              after prior notification to and approval in writing
               of the Fund, which approval shall not be
               unreasonably withheld and may not be withheld
                where the Sub-Adviser may be exposed to civil
                 or criminal contempt proceedings for failure
                  to comply or when requested to divulge such
                   information by duly constituted authorities.

            8.3	The Sub-Adviser represents and warrants that
             neither it nor any affiliate will use the name of the Fund, CSAM or any of their affiliates in any prospectus, sales literature or other material
               in any manner without the prior written approval
                of the Fund or CSAM, as applicable.

      9.	Standard of Care

            The Sub-Adviser shall exercise its best judgment
             in rendering the services described herein.  The
              Sub-Adviser shall not be liable for any error of
               judgment or mistake of law or for any loss suffered
                by the Fund or CSAM in connection with the matters
                 to which this Agreement relates, except that the
                  Sub-Adviser shall be liable for a loss resulting
                   from a breach of fiduciary duty by the
                    Sub-Adviser with respect to the receipt of
                     compensation for services; provided that
                      nothing herein shall be deemed to protect
                       or purport to protect the Sub-Adviser
                        against any liability to the Fund or
                         CSAM or to shareholders of the Fund
                         to which the Sub-Adviser would otherwise
                          be subject by reason of willful
                           misfeasance, bad faith or gross
                            negligence on its part in the
                             performance of its duties or by
                              reason of the Sub-Adviser's reckless
                               disregard of its obligations and
                                duties under this Agreement
                                 (?disabling conduct?). The Fund
                                  will indemnify the Sub-Adviser
                                   against, and hold it harmless
                                    from,  any and all losses,
claims, damages, liabilities or expenses  (including reasonable counsel fees and expenses) not resulting  from disabling conduct by the Sub-Adviser.  Indemnification shall be made only
   following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Sub-Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the
      Sub-Adviser was not liable by  reason of disabling conduct by (a) the vote of a majority of a  quorum of directors of the Fund who are neither ?interested persons? of the Fund
         nor parties to the proceeding (?disinterested non-party
          directors?) or (b) an independent legal counsel in a
           written opinion.  The Sub-Adviser shall be entitled
            to advances from the Fund for payment of the reasonable
             expenses incurred by it in connection with the matter
              as to which it is seeking indemnification in the
               manner and to the fullest extent permissible und er the Maryland General Corporation Law. The Sub-Adviser shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be
       met: (a) the Sub-Adviser shall provide security in form
        and amount acceptable to the Fund] for its undertaking;
         (b) the Fund is insured against losses arising by reason
          of the advance; or (c) a majority of a quorum of the
           full Board of Directors of the Fund, the members of
            which majority are disinterested non-party directors,
             or independent  legal counsel, in a written
              opinion, shall have determined, based on a review
               of facts readily available to the Fund at the time
                the advance is proposed to be made, that there
                 is reason to believe that CSAM will ultimately
                  be found to be entitled to indemnification. The
                   Fund and CSAM understand and agree that the
                    Sub-Adviser may rely upon information furnished
                     to it reasonably believed by the Sub-Adviser
                      to be accurate and reliable and, except as
                       herein provided, the Sub-Adviser shall not
                        be accountable for loss suffered by the
                         Fund by reason of such reliance of the
                          Sub-Adviser.

      10.	Compensation

            In consideration of the services rendered pursuant
             to this Agreement, CSAM will pay the Sub-Adviser
              such amounts as the parties may agree upon from time
               to time as set forth on Schedule A, as amended from
                time to time.

      11.	Expenses

            11.1	The Sub-Adviser will bear all expenses
             in connection with the performance of its services
              under this Agreement, which shall not include the
              Fund's expenses listed in paragraph 11(b).

            11.2	The Fund will bear certain other expenses
             to be incurred in its operation, including: investment
              advisory and administration fees; taxes, interest,
               brokerage fees and commissions, if any; fees of
                Directors of the Fund who are not officers,
                 directors, or employees of CSAM or the Sub-Adviser
                  or affiliates of any of them; fees of any pricing
                   service employed to value assets of the Fund;
                    SEC fees, state Blue Sky qualification fees
                     and any foreign qualification fees; charges
                      of custodians and transfer and dividend
                       disbursing agents; the Fund's proportionate
                        share of insurance premiums; outside
                         auditing and legal expenses; costs of
                          maintenance of the Fund's existence;
                           costs attributable to investor services,
                            including, without limitation, telephone
                             and personnel expenses: costs of
                              preparing and printing prospectuses
                               and statements of additional
                               information for regulatory purposes
                                and for distribution to existing
                                 shareholders; costs of shareholders'
                                  reports and meetings of the
                                   shareholders of the Fund and
                                    of the officers or Board of
                                     Directors of the Fund; and any
                                      extraordinary expenses.

      12.	Term of Agreement

            This Agreement shall commence on the date first written
             above and shall continue for an initial two-year period
              commencing on the date first written above, and
               thereafter shall continue automatically for successive
                annual periods, provided such continuance is
                 specifically approved at least annually by
                  (a) the Board of Directors of the Fund or
                   (b) a vote of a "majority" (as defined in
                    the 1940 Act) of the Fund's outstanding
                     voting securities, provided that in either
                      event the continuance is also approved by
                       a majority of the Board of Directors who
                        are not "interested persons" (as defined
                         the 1940 Act) of any party to this
                         Agreement, by vote cast in person at a
                          meeting called for the purpose of voting
                           on such approval.  This Agreement is
                            terminable, without penalty, (i) by
                             CSAM on 60 (sixty) days' written
                              notice to the Fund and the
                              Sub-Adviser, (ii) by the Board of
                               Directors of the Fund or by vote of
                                holders of a majority of the Fund's
                                 shares on 60 (sixty) days' written
                                  notice to CSAM and the
                                  Sub-Adviser, or (iii) by the
                                   Sub-Adviser upon 60 (sixty) days'
                                    written notice to the Fund and
                                    CSAM.  This Agreement will also
                                     terminate automatically in the
                                      event of its assignment
                                       (as defined in the 1940 Act)
                                        by any party hereto.  In
                                         the event of termination
                                         of this Agreement for any
                                          reason, all records
                                          relating to the Fund kept
                                           by the Sub-Adviser shall
                                            promptly be returned to
                                            CSAM or the Fund, free
                                             from any claim or
                                             retention of rights
                                              in such records by
                                              the Sub-Adviser. In
                                               the event this
                                                Agreement is
                                                 terminated or is
                                                  not approved in
                                                   the foregoing
                                                   manner, the
                                                    provisions
                                                    contained in
                                                     paragraph
                                                     numbers 4(c),
                                                      7, 8 and 9
                                                      shall remain
                                                       in effect.

      13.	Amendments

            No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge
              or termination is sought, and no amendment of this
               Agreement shall be effective until approved by an
                affirmative vote of (a) the holders of a majority
                 of the outstanding voting securities of the Fund
                  and (b) the Board of Directors of the Fund,
                   including a majority of Directors who are not
                    "interested persons" (as defined in the 1940
                     Act) of the Fund or of either party to this
                      Agreement, by vote cast in person at a
                      meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

      14.	Notices

            14.1	All communications hereunder shall be
             given (a) if to the Sub-Adviser, to Credit Suisse
              Asset Management (Australia) Limited, Level 32,
              Gateway Building, 1 Macquarie Place, SYDNEY  NSW
                AUSTRALIA (Attention: Annette Golden), telephone:
                 612-8205-4080 facsimile: 612-8205-4993, email,
                 annette.k.golden@csam.com (b) if to CSAM, to
                 Credit Suisse Asset Management, LLC, 466 Lexington
                  Avenue, New York, New York 10017-3147 (Attention:
                   Hal Liebes), telephone: (212) 875-3779, telecopy:
                    (646) 658-0817, and (c) if to the Fund, c/o
                    Credit Suisse Funds, 466 Lexington Avenue, New
                     York, New York 10017-3147, telephone: (212)
                     875-3500, telecopy: (212) 878-9351 (Attention:
                      President).

            14.2	The Sub-Adviser may rely on, and act
            without further enquiry upon, any instruction, notice
             or request of any person(s) who is or who the Sub-Adviser reasonably believes in good faith to be person(s) designated by CSAM or the Fund to give such instruction, notice or request, and further provided that such instruction, notice or request is made in writing and sent by original signed letter, facsimile or electronic means in accordance with the provisions of Clause 14.1.

            14.3	CSAM and the Fund will provide a list of
             person(s) who are authorized to give instructions and sign documents and take other actions in respect of the Assets.  CSAM of the Fund shall notify the
               Sub-Adviser promptly of any amendment to such list
                and provide specimen signatures of new signatories,
                 and the Sub-Adviser shall accept any such amendments.

      15.	Choice of Law

            This Agreement shall be governed by, and construed in
             accordance with, the laws of the State of New York in
              the United States, including choice of law principles;
               provided that nothing herein shall be construed in a
                manner inconsistent with the 1940 Act, the Advisers
                 Act or any applicable rules, regulations or orders
                  of the SEC.

      16.	Miscellaneous

            16.1	The captions of this Agreement are included
             for convenience only and in no way define or limit any
              of the provisions herein or otherwise affect their
              construction or effect.

            16.2	If any provision of this Agreement shall
            be held or made invalid by a court decision, by statute
             or otherwise, the remainder of this Agreement shall
              not be affected thereby and, to this extent, the
              provisions of this Agreement shall be deemed to be severable.

            16.3	Nothing herein shall be construed to make
             the Sub-Adviser an agent of CSAM or the Fund.

            16.4	This Agreement may be executed in
            counterparts, with the same effect as if the signature s were upon the same instrument.

******************

[signature page follows]


Please confirm that the foregoing is in accordance with
 your understanding by indicating your acceptance hereof
  at the place below indicated, whereupon it shall become a binding agreement between us.

                                    Very truly yours,

                                    CREDIT SUISSE ASSET
                                    MANAGEMENT, LLC
                                    By: ___________________________
                                    ______

						       /s/ Hal
                                                       Liebes

						       Managing
                                                       Director


THE INDONESIA FUND, INC.

                                    By: _________________________
                                    ________

						      /s/ Michael A.
                                                       Pignataro

						     Chief Financial
                                                      Officer


CREDIT SUISSE ASSET

MANAGEMENT (AUSTRALIA) LIMITED,

ABN 57 007 305 384, in accordance with its Articles of Association


______________________________

/s/ Andrew McKinnon

Director



______________________________

/s/ Bronwyn  Matheson

Director/Secretary




SCHEDULE A

            CSAM will pay the Sub-Adviser a quarterly fee
             equal to 90% of the net quarterly amount received
              by CSAM as the Fund's investment adviser.  Such fee
               shall be payable in U.S. dollars in arrears on the
                last business day of each calendar quarter.  The
                 fee for the first period during which this
                  Agreement is in effect shall be pro-rated for
                   the portion of the calendar quarter that the
                    Agreement is in effect.  The fee shall be as
                     aggregate fee paid for services rendered with
                      respect to this Fund.